                                  LOGICA INC.
                              32 HARTWELL AVENUE
                           LEXINGTON, MA 02173-3103

                              September 22, 1998

Carnegie Group, Inc.
Five PPG Place
Pittsburgh, PA 15222

Ladies and Gentlemen:

  Reference is made to that certain letter agreement dated as of August 27, 1998 (the "August 27th Letter Agreement") between Carnegie Group, Inc. ("Seller") and Logica Inc., relating to the mutual consideration of a potential transaction involving the acquisition of Seller by Logica Inc. or an affiliate thereof ("Buyer"). Pursuant to Section 11 of the August 27th Letter Agreement, the Buyer and Seller hereby agree that the reference to "September 22, 1998" appearing in the first sentence of Section 5 of the August 27th Letter Agreement shall be deleted and replaced with "September 30, 1998." Except as specifically provided for in the preceding sentence, all of the terms and provisions of the August 27th Letter Agreement shall remain in full force and effect.

  Please acknowledge your agreement to the foregoing by countersigning this agreement in the place provided below and returning it to the undersigned.

                                          Very truly yours,

                                          Logica Inc.

                                                    /s/ Corey Torrence
                                          By: _________________________________
                                            Name: Corey Torrence
                                            Title:President and Chief
                                            Executive Officer

Accepted and Agreed to,
this 22nd day of September, 1998:

Carnegie Group, Inc.

         /s/ Dennis Yablonsky
By: _________________________________
  Name: Dennis Yablonsky
  Title:President and Chief
  Executive Officer

                                       1